Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Assertio Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(f)	45,449,280	N/A	$50,448,701	0.0001102	$5,560
Fees Previously Paid	-	-	-	-	-	-		-
	Total Offering Amounts					$50,448,701		$5,560
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$5,560

(1)	Relates to common stock, $0.0001 par value per share, of Assertio Holdings, Inc., a Delaware corporation (“Assertio”), issuable to holders of common stock, $0.001 par value per share, of Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Spectrum”), in the proposed merger of Spectrum Merger Sub 1, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Assertio, with and into Spectrum, with Spectrum continuing as a wholly owned subsidiary of Assertio and the surviving corporation of the merger. The amount of Assertio common stock to be registered includes the estimated maximum number of shares of Assertio common stock that are expected to be issued (or reserved for issuance) pursuant to the merger.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(f) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price of the Assertio common stock was calculated based upon the market value of shares of Spectrum common stock (the securities to be canceled in the merger) in accordance with Rule 457(c) and is equal to (a) the product of (i) $1.11, the average of the high and low prices per share of Spectrum common stock on The Nasdaq Capital Market on May 26, 2023, multiplied by (ii) 45,449,280 maximum number of shares of Spectrum common stock estimated to be exchanged in the merger.